UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2010

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
(Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, effective December 11, 2009, Helix Wind, Corp (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Kenneth Morgan relating to the previously announced complaint filed by Kenneth Morgan against the Company, Ian Gardner and Scott Weinbrandt, and the cross-compliant filed by the Company against Kenneth Morgan. The Settlement Agreement provides that in order for the settlement of the litigation to become effective the Company must pay Kenneth Morgan the amount of $150,000 within 7 days after completing a capital raise of at least $2,000,000, or by January 15, 2010.  The description of the terms of the settlement agreement is qualified by reference to the form of the agreement which is filed as an exhibit to the Company’s Form 8-K report filed on December 14, 2009 and incorporated herein by reference.

Effective January 12, 2010, the Company and the other parties to the Settlement Agreement entered into an Extension Amendment extending the settlement payment date from January 15, 2010 to February 12, 2010. The description of the terms of the extension amendment is qualified by reference to the form of the extension amendment which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Extension Amendment dated January 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP. By: /s/ Ian Gardner Name: Ian Gardner Title: Chief Executive Officer

Date:  January 15, 2010